Exhibit 4.4

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 4

SUPPLEMENTAL INDENTURE NO. 4 (this “Supplemental Indenture”) dated as of June 16, 2022, among MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (together with any successor thereto, the “Issuer”), MALLINCKRODT CB LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer (together with any successor thereto, the “US Co-Issuer” and together with the Issuer, the “Issuers”), Deutsche Bank AG New York Branch, as First Lien Collateral Agent (the “First Lien Collateral Agent”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee under the Indenture referred to below (the “First Lien Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers, certain Guarantors, the First Lien Trustee and the First Lien Collateral Agent have heretofore executed an indenture, dated as of April 7, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 10.000% First Lien Senior Secured Notes due 2025 (the “Notes”), initially in the aggregate principal amount of $495,032,000; and

WHEREAS, the Issuers, the First Lien Trustee and the First Lien Collateral Agent are authorized to execute and deliver (and, upon direction of the Issuers, the First Lien Trustee and the First Lien Collateral Agent shall execute and deliver) this Supplemental Indenture to amend the Note Documents (a) pursuant to Section 9.01(a)(vii) of the Indenture, to add additional assets as First Lien Collateral with respect to the Notes without notice to or the consent of any holder, (b) pursuant to Section 9.01(a)(ix) of the Indenture, to add to the covenants of the Parent or the Issuers for the benefit of the holders of the Notes or to surrender any right or power herein conferred upon the Parent or the Issuers and (c) pursuant to Section 9.01(a)(x) of the Indenture, to make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

WHEREAS, on March 2, 2022, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Fourth Amended Joint Plan of Reorganization (With Technical Modifications) of Mallinckrodt Plc and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 6660] (as amended, supplemented or otherwise modified from time to time, the “Confirmation Order”) confirming the Fourth Amended Joint Plan of Reorganization (With Technical Modifications) of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 6510] (as amended, supplemented or otherwise modified from time to time, including by the Confirmation Order, the “Plan”, and the effective date thereof, the “Plan Effective Date”); and

WHEREAS, the Issuers intend to enter into (i) that certain Credit Agreement, to be dated on or about June 16, 2022 (the “New Credit Agreement”, and the date of effectiveness thereof, the “New Credit Agreement Closing Date”), among the Parent, the Borrowers, the lenders party thereto from time to time, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Deutsche Bank AG New York Branch, as collateral agent, and (ii) that certain Indenture, to be dated on or about June 16, 2022 (the “New First Lien Indenture” and the date of effectiveness thereof, the “New First Lien Indenture Issue Date”), among the Borrower, the guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as first lien collateral agent, and Wilmington Savings Fund Society, FSB, as first lien trustee, providing for the issuance of the Borrowers’ 11.500% First Lien Senior Secured Notes due 2028.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the First Lien Trustee and the First Lien Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the First Lien Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Amendments. With respect to the Notes, the Indenture is hereby amended as follows:

(a) Paragraph (1) of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Indenture is hereby amended by deleting the phrase “the United States or Luxembourg” in clause (y) thereof and replacing it with the phrase “the United States, Luxembourg, the United Kingdom, Ireland or the Netherlands”.

(b) The last paragraph of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing or anything else in this Indenture, the First Lien Collateral provided by any Issuer or Guarantor organized outside the United States, Luxembourg, the United Kingdom, Ireland or the Netherlands shall be limited to (A) property of a kind that would constitute Investment Property (including, without limitation, Equity Interests and promissory notes or other instruments evidencing Indebtedness) and proceeds thereof and (B) First Lien Collateral and any proceeds of First Lien Collateral received by it from other Guarantors; provided that (i) any Guarantor organized outside the United States shall not be required to execute or deliver local law pledge or security agreements (in jurisdictions other than such Guarantor’s jurisdiction of organization), or take actions to perfect such security interests in such other local law jurisdictions, with respect to the Equity Interests of any of its subsidiaries which is not an Issuer or a Guarantor, unless the Fair Market Value (as determined in good faith by the Issuer) of the Equity Interests of such subsidiary equals or exceeds $50 million and (ii) no Issuer or Guarantor organized outside the United States, Luxembourg, the United Kingdom, Ireland or the Netherlands shall be required to take any action to effect the grant or perfection of any security interest in any First Lien Collateral described in the foregoing clause (B) unless the Fair Market Value (as determined in good faith by the Issuer) of such First Lien Collateral equals or exceeds $50 million.”

(c) The definition of “Excluded Property” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Excluded Property” means (i) any fee owned Real Property and leasehold interests in Real Property (other than Real Property required to be made subject to a Lien securing the Notes and Guarantees pursuant to Section 4.12(e)); (ii) motor vehicles and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a financing statement under the UCC or its equivalent in any applicable jurisdiction; (iii) letter of credit rights (as defined in the UCC or its equivalent in any applicable jurisdiction, and except to the extent constituting a supporting obligation for other First Lien Collateral as to which the perfection of security interests in such other First Lien Collateral and the supporting obligation is accomplished solely by the filing of a financing statement under the UCC or its equivalent in any applicable jurisdiction) and commercial tort claims (as defined in the UCC or its equivalent in any applicable jurisdiction), in each case with a value of less than $5,000,000; (iv) Equity Interests of non-Wholly Owned Subsidiaries and joint ventures, to the extent prohibited under the organizational documents or joint venture documents of such non-Wholly Owned Subsidiaries or joint ventures, but solely to the extent qualifying as “Excluded Securities” pursuant to clause (3) of the definition thereof; (v) leases, licenses, instruments and other agreements to the extent, and so long as, the pledge thereof as First Lien Collateral would violate the terms thereof, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other Requirement of Law; (vi) other assets to the extent the pledge thereof is prohibited by applicable law, rule, regulation or contractual obligation, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other Requirement of Law, or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (which such consent, approval, license or authorization has not been received); (vii) assets to the extent a security interest in such assets could reasonably be expected to result in a material adverse tax consequence as determined in good faith by the Issuer (with any such determination set forth in an Officers’ Certificate of the Issuer being definitive); provided that this clause (vii) does not apply to any Voting Equity Interests held by a Domestic Subsidiary in excess of 65% of all such Voting Equity Interests in any Foreign Subsidiary or any CFC Holdco unless such Voting Equity Interests satisfy the requirements of the proviso to clause (xiii) below; (viii) those assets as to which the First Lien Collateral Agent shall reasonably determine that the costs or other adverse consequences of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby; (ix) “intent-to-use” trademark applications, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable grantor’s right, title or interest therein or in any trademark issued as a result of such application under applicable federal law; (x) assets securing any Securitization Financing in compliance with clause (16) of the definition of the term “Permitted Liens”; (xi) [reserved]; (xii) such other assets of the Issuers and the Guarantors as may be mutually agreed by the Issuer and the First Lien Collateral Agent; (xiii) with respect to any Issuer or Guarantor that is a Domestic

Subsidiary, voting Equity Interests and any other interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) (together, “Voting Equity Interests”) in excess of 65% of all such Voting Equity Interests in (A) any Foreign Subsidiary or (B) any Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of equity of one or more Foreign Subsidiaries; provided that this clause (xiii) shall apply only if an Issuer determines (which determination may be made at any time, including after the granting of a Lien on the Voting Equity Interests in question) in good faith that a pledge of such Voting Equity Interests in excess of 65% of such Voting Equity Interests (1) could reasonably be expected to result in Parent or any of its Restricted Subsidiaries incurring any material tax or other cost (other than a de minimis cost) or any disruption in the operations or internal financing activities of the Parent and its Restricted Subsidiaries or (2) is not permitted by, or could reasonably be expected to cause any officers, directors or employees of the Parent or any of its Restricted Subsidiaries to become subject to related liabilities under any, applicable Requirement of Law; and (xiv) any assets of any Person organized under the laws of Switzerland.”

(d) Clause (3) of the definition of “Excluded Securities” in Section 1.01 of the Indenture is hereby amended by adding the following proviso immediately after the end thereof:

“provided that, to the extent that any Subsidiary was, at the Issue Date or at any time following the Issue Date, a Wholly Owned Subsidiary and subsequently ceased to be a Wholly Owned Subsidiary, the Equity Interests of such Subsidiary shall not constitute Excluded Securities pursuant to this clause (3) if such Subsidiary ceased to be a Wholly Owned Subsidiary as a result of (A) a transfer or issuance of any of its Equity Interests to any Affiliate or Related Person of any Issuer, (B) any transaction that was not a legitimate business transaction with third parties and was not undertaken for applicable legal or tax efficiency considerations or (C) any transaction with a primary purpose to evade the requirement of such Equity Interests constituting First Lien Collateral under this Indenture;”

(e) Clause (4) of the definition of “Excluded Securities” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“(4) any Equity Interests of any Unrestricted Subsidiary or any Securitization Subsidiary (other than Equity Interests of an Unrestricted Subsidiary that are pledged as Collateral as contemplated by Section 6.04 of the Credit Agreement);”

(f) Clause 5 of the definition of “Excluded Securities” in Section 1.01 of the Indenture is hereby amended by adding the following proviso immediately after the end thereof:

“provided that this clause (5) does not apply to any Voting Equity Interests held by a Domestic Subsidiary in excess of 65% of all such Voting Equity Interests in any Foreign Subsidiary or any CFC Holdco unless such Voting Equity Interests satisfy the requirements of the proviso to clause (xiii) of the definition of “Excluded Property”;”

(g) Section 4.18(a) of the Indenture is hereby amended by deleting the phrase “the United States or Luxembourg” in clause (z) thereof and replacing it with the phrase “the United States, Luxembourg, the United Kingdom, Ireland or the Netherlands”.

(h) Section 13.10(a) of the Indenture is hereby amended and restated in its entirety as follows:

“(a) In no event shall (i) control agreements or control, lockbox or similar agreements or arrangements be required with respect to deposit or securities accounts, except as, and solely to the extent, expressly required by the agreements governing other First Priority Obligations, (ii) landlord, mortgagee and bailee waivers be required or (iii) notices be sent to account debtors or other contractual third parties, except in accordance with the Agreed Guarantee and Security Principles or in connection with a permitted exercise of remedies under the relevant First Lien Collateral Documents.”

(i) Paragraph I.1 of the Agreed Guarantee and Security Principles attached as Exhibit D to the Indenture is hereby amended and restated in its entirety as follows:

“1. No Non-U.S. Notes Party shall be required to perfect a lien over a bank account (except as, and solely to the extent, expressly required by the agreements governing other First Priority Obligations).”

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Upon the later to occur of (i) the execution and delivery of this Supplemental Indenture by the Issuers and the Trustee and (ii) the occurrence of the New Credit Agreement Closing Date, New First Lien Indenture Issue Date, and the Plan Effective Date, the Indenture shall be supplemented in accordance herewith, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE APPLICATION TO THE NOTES OF THE PROVISIONS SET OUT IN ARTICLES 470-1 TO 470-19 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915, AS AMENDED, IS EXCLUDED.

5. First Lien Trustee and First Lien Collateral Agent Makes No Representation. The First Lien Trustee and the First Lien Collateral Agent accept the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the First Lien Trustee and the First Lien Collateral Agent. Without limiting the generality of the foregoing, neither First Lien Trustee nor the First Lien Collateral Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuers and the New Guarantors, in each case, by action or otherwise, (iii) the due execution hereof by the Issuers and the New Guarantors, or (iv) the consequences of any amendment herein provided for, and neither the First Lien Trustee nor the First Lien Collateral Agent makes any representation with respect to any such matters.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

7. Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MALLINCKRODT INTERNATIONAL FINANCE S.A., as Issuer

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MALLINCKRODT CB LLC,
as US Co-Issuer

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: President

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]

MALLINCKRODT PLC,
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Executive Vice President and Chief Financial Officer

IMC EXPLORATION COMPANY
INFACARE PHARMACEUTICAL CORPORATION
INO THERAPEUTICS LLC
LUDLOW LLC
MAK LLC
MALLINCKRODT ARD HOLDINGS INC.
MALLINCKRODT ARD LLC
MALLINCKRODT BRAND PHARMACEUTICALS LLC
MALLINCKRODT CRITICAL CARE FINANCE LLC
MALLINCKRODT HOSPITAL PRODUCTS INC.
MALLINCKRODT MANUFACTURING LLC
MALLINCKRODT US HOLDINGS LLC
MALLINCKRODT US POOL LLC
MALLINCKRODT VETERINARY, INC.
MCCH LLC
MEH, INC.
MHP FINANCE LLC
MNK 2011 LLC
OCERA THERAPEUTICS, INC.
PETTEN HOLDINGS INC.
ST OPERATIONS LLC
ST SHARED SERVICES LLC
ST US HOLDINGS LLC
ST US POOL LLC
STRATATECH CORPORATION
SUCAMPO HOLDINGS INC.
SUCAMPO PHARMA AMERICAS LLC
SUCAMPO PHARMACEUTICALS LLC
THERAKOS, INC.
VTESSE LLC
as Guarantors

By:	/s/ Stephen A. Welch
Name: Stephen A. Welch
Title: Assistant Secretary

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]

MALLINCKRODT APAP LLC
MALLINCKRODT ARD FINANCE LLC
MALLINCKRODT ENTERPRISES HOLDINGS, INC.
MALLINCKRODT ENTERPRISES LLC
MALLINCKRODT EQUINOX FINANCE LLC
MALLINCKRODT LLC
SPECGX LLC
SPECGX HOLDINGS LLC
WEBSTERGX HOLDCO LLC
as Guarantors

By:	/s/ Stephen A. Welch
Name: Stephen A. Welch
Title: Chief Transformation Officer and Treasurer

MALLINCKRODT ARD HOLDINGS LIMITED
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MALLINCKRODT ENTERPRISES UK LIMITED
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MALLINCKRODT PHARMACEUTICALS LIMITED
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MALLINCKRODT UK LTD
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]

MKG MEDICAL UK LTD
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MUSHI UK HOLDINGS LIMITED
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MALLINCKRODT UK FINANCE LLP acting by MALLINCKRODT PHARMACEUTICALS LIMITED, a member;
as Guarantor

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

ACTHAR IP UNLIMITED COMPANY
MALLINCKRODT ARD IP UNLIMITED COMPANY
MALLINCKRODT HOSPITAL PRODUCTS IP UNLIMITED COMPANY
MALLINCKRODT BUCKINGHAM UNLIMITED COMPANY
MALLINCKRODT IP UNLIMITED COMPANY
MALLINCKRODT PHARMA IP TRADING UNLIMITED COMPANY
MALLINCKRODT WINDSOR IRELAND FINANCE UNLIMITED COMPANY
as Guarantors

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]

MALLINCKRODT INTERNATIONAL HOLDINGS S.À R.L.
MALLINCKRODT LUX IP S.À R.L.
MALLINCKRODT QUINCY S.À R.L.
MALLINCKRODT WINDSOR S.À R.L. as Guarantors

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Manager

MALLINCKRODT PHARMACEUTICALS IRELAND LIMITED
as Guarantor

By:	/s/ Mark Casey
Name: Mark Casey
Title: Director

MALLINCKRODT PETTEN HOLDINGS B.V.
as Guarantor

By:	/s/ Alesdair John Fenlon
Name: Alesdair John Fenlon
Title: Director

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as First Lien Trustee

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]

DEUTSCHE BANK AG NEW YORK BRANCH, not in its individual capacity, but solely as First Lien Collateral Agent

By:	/s/ Jessica Lutrario
Name: Jessica Lutrario
Title: Associate

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President

[Signature Page to Supplemental Indenture No. 4 (First Lien Notes due 2025)]